Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

Lisata Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.001 par value per share	457(o)	(1)	(2)	(2)	−	−	−	−	−	−
Fees to Be Paid	Equity	Preferred stock, $0.01 par value per share	457(o)	(1)	(2)	(2)	−	−	−	−	−	−
Fees to Be Paid	Debt	Debt Securities	457(o)	(1)	(2)	(2)	−	−	−	−	−	−
Fees to Be Paid	Equity	Warrants	457(o)	(1)	(2)	(2)	−	−	−	−	−	−
Fees to Be Paid	Equity	Units	457(o)	(1)	(2)	(2)	−	−	−	−	−	−
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$50,000,000	$0.00014760	$7,380	−	−	−	−
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, $0.001 par value per share	415(a)(6)	(4)	−	−	−	−	S-3	333-254971	May 4, 2021
Carry Forward Securities	Equity	Preferred stock, $0.01 par value per share	415(a)(6)	(4)	−	−	−	−	S-3	333-254971	May 4, 2021

Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(4)	−	−	−	−	S-3	333-254971	May 4, 2021
Carry Forward Securities	Equity	Warrants	415(a)(6)	(4)	−	−	−	−	S-3	333-254971	May 4, 2021
Carry Forward Securities	Equity	Units	415(a)(6)	(4)	−	−	−	−	S-3	333-254971	May 4, 2021
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(4)	−	$100,000,000	$0.0001091	$10,910	S-3	333-254971	May 4, 2021	$10,910
		Total Offering Amounts				$150,000,000		$7,380
		Total Fees Previously Paid						−
		Total Fee Offset						−
		Net Fee Due						$7,380

1.There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $150,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
2.The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.
3.Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
4.The $150,000,000 of securities registered hereunder includes $100,000,000 of securities (the "Unsold Securities") registered pursuant to Registration Statement No. 333-254971 filed by the Registrant on April 1, 2021 and declared effective on May 4, 2021 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, $10,910 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. Accordingly, a filing fee of $7,380 is paid herewith. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.